Exhibit 99.1

Lihua International Announces Exercise of Over-Allotment Option Bringing Total Gross Proceeds from Public Offering to $34.5 Million

DANYANG, China, April 9 /PRNewswire-Asia/ -- Lihua International, Inc., (Nasdaq: LIWA) ("Lihua" or the "Company"), a leading Chinese developer, designer, manufacturer, marketer and distributor of low cost, high quality alternatives to pure copper superfine and magnet wire, as well as copper rod products, today announced that the underwriters of its public offering of common stock have exercised their over-allotment option, which will result in the issuance of an additional 559,006 common shares. The option was granted in connection with the public offering of 3,726,709 common shares at a public offering price of $8.05 per share, which is expected to close on April 14, 2010, subject to customary closing conditions. The Company intends to use the majority of the proceeds from this offering for the construction of a new smelting facility, which is expected to accelerate the production of refined copper products. Construction of this new facility is expected to begin in the fourth quarter of this year. Any remaining proceeds will be used for general working capital purposes.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), is acted as sole book running manager, and, Chardan Capital Markets, LLC and Brean Murray, Carret & Co., LLC acted as co-managers for the offering.

The offering of these securities will be made only by means of a prospectus. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Copies of the final prospectus relating to the offering may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov . Alternatively, a copy of the prospectus related to this offering may be obtained from Rodman & Renshaw, LLC, Prospectus Department, 1251 Avenue of the Americas, New York, NY, 10020, telephone: 212-430-1710 or email: info@rodm.com.

About Lihua International, Inc.

Lihua International, through its two wholly-owned subsidiaries, Lihua Electron and Lihua Copper, is a leading value-added manufacturer of copper replacement products for China's rapidly growing copper wire and copper replacement product market. Lihua is one of the first vertically integrated companies in China to develop, design, manufacture, market and distribute lower cost, high quality alternatives to pure copper magnet wire and pure copper alternative products. Lihua's products include copper-clad aluminum wire ("CCA") and pure copper products including copper wire and copper rod, which are produced from recycled scrap copper. Lihua's products are sold in China either directly to manufacturers or through distributors in the wire and cable industries and manufacturers in the consumer electronics, white goods, automotive, utility, telecommunications and specialty cable industries. Lihua's corporate and manufacturing headquarters are located in the heart of China's copper industry in Danyang, Jiangsu Province. For more information, visit: http://www.lihuaintl.com ..

To be added to the Company's email distribution for future news releases, please send your request to lihua@tpg-ir.com.

Safe Harbor Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including, without limitation, statements about its business or growth strategy, general industry conditions including availability of copper or recycled scrap copper, future operating results of the Company, capital expenditures, expansion and growth opportunities, bank borrowings, financing activities and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, actual results may differ from those projected in the forward-looking statements.

For more information, please contact:

Lihua International, Inc.Daphne Huang
EVP of Corporate Finance and Director of Investor Relations
Tel:   +1-516-717-9939
Email: Daphne_huang@lihuaintl.com The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
Tel:   +1-212-481-2050
Email: lihua@tpg-ir.com

SOURCE Lihua International, Inc.